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                                                        Exhibit 99.j

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" and to the use of our reports on the American AAdvantage Balanced Fund, American AAdvantage Large Cap Value Fund, American AAdvantage Large Cap Growth Fund, American AAdvantage Small Cap Value Fund, American AAdvantage International Equity Fund, American AAdvantage Emerging Markets Fund, American AAdvantage High Yield Bond Fund, American AAdvantage Intermediate Bond Fund, American AAdvantage Enhanced Income Fund and American AAdvantage Short-Term Bond Fund dated December 19, 2003 and the American AAdvantage S&P 500 Index Fund, American AAdvantage Small Cap Index Fund, American AAdvantage International Equity Index Fund, American AAdvantage Money Market Fund, American AAdvantage U.S. Government Money Market Fund and American AAdvantage Municipal Money Market Fund dated February 13, 2004 in the Registration Statement (Form N-1A) of the American AAdvantage Funds and their incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 48 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 49 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).

                                                     /s/ Ernst & Young LLP

Chicago, Illinois
February 29, 2004
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 48 to Registration Statement No. 33-11387 of American AAdvantage Funds on Form N-1A of our reports dated February 13, 2004 for Master Small Cap Index Series and for Master International Index Series of Quantitative Master Series Trust, appearing in the December 31, 2003 Annual Report of American AAdvantage Funds - Small Cap Index Fund and International Equity Index Fund, which is incorporated by reference in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 27, 2004